EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ARAMARK Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended December 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph Neubauer, Chief Executive Officer of the Company, and L. Frederick Sutherland, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on each of our knowledge:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2012

/s/ JOSEPH NEUBAUER
Joseph Neubauer
Chairman and Chief Executive Officer

/s/ L. FREDERICK SUTHERLAND
L. Frederick Sutherland
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.